Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Record Third Quarter Sales; Delivers 6.5% Increase in Comparable Store Sales and Raises Full Year Guidance
●Comparable store sales increased 6.5% on top of a 12.8% increase in the third quarter of 2021, a 23.2% increase in the third quarter of 2020 and a 6.0% increase in the third quarter of 2019
●Net sales of $3.0 billion increased 7.7% versus the third quarter of 2021 and increased 50.8% versus the third quarter of 2019
●Delivered earnings per diluted share of $2.45 and non-GAAP earnings per diluted share of $2.60; Delivered pre-tax income as a percentage of net sales of 10.3%, which is over two and a half times our Q3 2019 GAAP rate and over three times our Q3 2019 non-GAAP rate
●Raises full year 2022 comparable store sales guidance to a range of negative 3.0% to negative 1.5%, up from negative 6.0% to negative 2.0% previously
●Raises full year 2022 earnings per diluted share guidance to $10.50 to 11.10, up from $8.85 to 10.55 previously; Raises full year 2022 non-GAAP earnings per diluted share guidance to $11.50 to 12.10, up from $10.00 to 12.00 previously

"Our Q3 results demonstrate the continued success and strength of our transformational journey. Our strategies continue to work as we reimagine the athlete experience and offer a compelling and differentiated assortment as well as a best-in-class omni-channel ecosystem. I'd like to thank all our teammates for their hard work and unwavering dedication to our business."
Ed Stack, Executive Chairman
"We delivered an exceptionally strong third quarter with our comps increasing 6.5% and EBT margin of 10.3%, which was over three times our 2019 non-GAAP rate. DICK'S is a growth company, and our Q3 sales results are powerful evidence of our sustainable growth story. Because of our continued strong performance, quality of inventory and the confidence we have in our business, we are raising our full year 2022 outlook."
Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, November 22, 2022 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the third quarter ended October 29, 2022.

Third Quarter Operating Results (dollars in millions, except per share data)	13 Weeks Ended		Change (3)
	October 29, 2022	October 30, 2021
Net sales	$2,959	$2,748	$211	7.7%
Comparable store sales (1)	6.5%	12.8%
Income before income taxes (% of net sales)	10.3%	14.8%	(456) bps
Non-GAAP income before income taxes (% of net sales) (2)	10.3%	15.1%	(484) bps
Net income	$228	$317	$(88)	(28)%
Non-GAAP net income (2)	$228	$322	$(94)	(29)%
Earnings per diluted share	$2.45	$2.78	$(0.33)	(12)%
Non-GAAP earnings per diluted share (2)	$2.60	$3.19	$(0.59)	(18)%

Year-to-Date Operating Results (dollars in millions, except per share data)	39 Weeks Ended		Change (3)
	October 29, 2022	October 30, 2021
Net sales	$8,771	$8,941	$(170)	(1.9)%
Comparable store sales (1)	(2.6)%	37.5%
Income before income taxes (% of net sales)	12.1%	17.2%	(504) bps
Non-GAAP income before income taxes (% of net sales) (2)	12.1%	17.4%	(529) bps
Net income	$808	$1,174	$(366)	(31)%
Non-GAAP net income (2)	$808	$1,191	$(383)	(32)%
Earnings per diluted share	$8.17	$10.70	$(2.53)	(24)%
Non-GAAP earnings per diluted share (2)	$9.11	$12.06	$(2.95)	(24)%

Balance Sheet (dollars in millions)	As of October 29, 2022	As of October 30, 2021	$ Change (3)	% Change (3)
Cash and cash equivalents	$1,438	$1,373	$65	5%
Inventories, net	$3,361	$2,490	$871	35%
Total debt (4)	$1,634	$441	$1,193	270%

Capital Allocation (dollars in millions)	39 Weeks Ended		$ Change (3)	% Change (3)
	October 29, 2022	October 30, 2021
Share repurchases (5)	$361	$426	$(65)	(15)%
Dividends paid (6)	$124	$567	$(443)	(78)%
Gross capital expenditures	$274	$231	$43	19%
Net capital expenditures (2)	$238	$203	$35	17%
Principal paid in connection with exchange of Convertible Senior Notes (7)	$421	$—	$421

Notes
1.Beginning in fiscal 2022, the Company revised its method for calculating comparable store sales by including relocated store locations. Prior year fiscal 2021 information was revised to reflect this change for comparability purposes. See additional details as furnished in Exhibit 99.2 of the Company's Form 8-K, which was filed with the SEC on March 8, 2022. Comparable store sales information prior to fiscal 2021 has not been revised to reflect this change in methodology.
2.For additional information regarding non-GAAP measures, see New Accounting Pronouncement later in the release and GAAP to non-GAAP reconciliations included in a table under the heading "GAAP to Non-GAAP Reconciliations."
3.Column may not recalculate due to rounding.
4.Fiscal 2022 includes debt with a carrying value of $1,482 million from the Company's issuance of the Senior Notes during the fourth quarter of 2021. Fiscal 2022 and 2021 includes debt with a carrying value of $152 million and $441 million, respectively, from the Company's issuance of the Convertible Senior Notes during fiscal 2020. The Company had no outstanding borrowings under its revolving credit facility in 2022 and 2021.
5.During the 39 weeks ended October 29, 2022, the Company repurchased 4.4 million shares of its common stock at an average price of $82.80 per share, for a total cost of $361 million under its share repurchase program. The Company has $1.5 billion remaining under its authorization as of October 29, 2022. The Company also paid $31.7 million during fiscal 2022 for shares repurchased during 2021.
6.During the third quarter of 2022, the Company declared and paid quarterly dividends of $0.4875 per share on the Company's Common Stock and Class B Common Stock. During the third quarter of 2021, the Company declared and paid quarterly dividends of $0.4375 and a special dividend in the amount of $5.50 per share on the Company's Common Stock and Class B Common Stock.
7.During the 39 weeks ended, October 29, 2022, the Company exchanged $421 million aggregate principal amount of Convertible Senior Notes and unwound the corresponding portion of the convertible bond hedge and warrants for $421 million of cash and 7.8 million shares of our common stock.

Quarterly Dividend
On November 21, 2022, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.4875 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on December 30, 2022 to stockholders of record at the close of business on December 9, 2022.

Full Year 2022 Outlook
The Company's Full Year Outlook for 2022 is presented below:

Metric	2022 Outlook
Earnings per diluted share
●$10.50 to 11.10
○Based on approximately 99 million diluted shares outstanding
○Not dependent upon share repurchases beyond the $361 million executed through the end of Q3
●$11.50 to 12.10 on a non-GAAP basis, which eliminates the impact of assumed share settlement of the Convertible Senior Notes
○Based on approximately 88 million diluted shares outstanding

Comparable store sales	●Negative 3.0% to negative 1.5%
Capital expenditures	●$400 to 425 million on a gross basis ●$340 to 365 million on a net basis

Conference Call Info
The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP income before income taxes (percent of net sales), consolidated non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP diluted shares outstanding, and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to the Convertible Senior Notes and convertible bond hedge provide a more complete view of the economics of the instruments upon future conversion. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

New Accounting Pronouncement
The Company adopted a new accounting pronouncement in the first quarter of 2022, which impacted the accounting treatment for convertible debt with cash conversion features, such as the Convertible Senior Notes. The standard required that the Company eliminate the non-cash debt discount and related interest expense from its Convertible Senior Notes, which decreased their annualized interest rate from 11.6% to 3.9%. The new standard also required earnings per diluted share to assume share conversion of the entire amount of shares underlying the Convertible Senior Notes as of the beginning of the period presented using the if-converted method. The Company adopted the standard under the modified retrospective approach and therefore, will not revise prior periods. The Company does not expect the net effect of these changes will materially impact its full year 2022 GAAP earnings per diluted share and is reflected in its fiscal 2022 outlook.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. These statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2022 outlook for earnings, sales, and capital expenditures; share repurchases and dividends; our belief that we are well-positioned to increase our market share and deliver long-term sales and earnings growth; the health and positioning of our inventory; and the expected impact of the new accounting pronouncement discussed in the preceding section.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: macroeconomic conditions, including inflationary pressures, elevated fuel prices, the risk of recession, and supply chain and global labor market challenges, whether due to COVID-19, the conflict in Ukraine or otherwise, and the effectiveness of measures to mitigate such impact; changes in consumer discretionary spending; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; investments in omni-channel growth not producing the anticipated benefits within the expected time-frame or at all; risks relating to vertical brands and new retail concepts; investments in business transformation initiatives not producing the anticipated benefits within the expected time-frame or at all; the size of strategic investments and the timing and success of those investments; inventory turnover; weather-related disruptions and seasonality of the Company's business; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, and tariffs, and compliance with such laws and regulations; increasing labor costs; limitations on the availability of attractive retail store sites; whether we exchange additional Convertible Senior Notes; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; increasing direct competition from vendors, and increasing product costs due to various reasons, including foreign trade issues, currency exchange rate fluctuations, and increasing prices for raw materials due to inflation; risks associated with brick and mortar retail store model, including the ability to optimize our store lease portfolio and our distribution and fulfillment network; our ability to hire and retain quality teammates, including store managers and sales associates; negative reactions from customers, vendors and shareholders regarding Company policy changes and advocacy efforts related to social and political issues; the loss of key personnel; and developments with sports leagues, professional athletes or sports superstars.
For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 23, 2022. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omnichannel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Field & Stream, Public Lands, Going Going Gone! and Warehouse Sale stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming.

Driven by its belief that sports make people better, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving, sustainability efforts and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Facebook, Twitter and Instagram.

Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	October 29, 2022	% of Sales (1)	October 30, 2021	% of Sales

Net sales	$2,958,861	100.00%	$2,747,647	100.00%
Cost of goods sold, including occupancy and distribution costs	1,946,438	65.78	1,691,071	61.55

GROSS PROFIT	1,012,423	34.22	1,056,576	38.45

Selling, general and administrative expenses	679,747	22.97	631,943	23.00
Pre-opening expenses	7,212	0.24	4,765	0.17

INCOME FROM OPERATIONS	325,464	11.00	419,868	15.28

Interest expense	26,131	0.88	13,789	0.50
Other income	(4,826)	(0.16)	(1,748)	(0.06)

INCOME BEFORE INCOME TAXES	304,159	10.28	407,827	14.84

Provision for income taxes	75,703	2.56	91,314	3.32

NET INCOME	$228,456	7.72%	$316,513	11.52%

EARNINGS PER COMMON SHARE:
Basic	$2.94		$3.79
Diluted	$2.45		$2.78

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$228,456		$316,513
Diluted	$236,928		$316,513

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	77,789		83,537
Diluted	96,681		113,664

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	October 29, 2022	% of Sales (1)	October 30, 2021	% of Sales

Net sales	$8,771,485	100.0%	$8,941,208	100.0%
Cost of goods sold, including occupancy and distribution costs	5,652,966	64.45	5,488,928	61.39

GROSS PROFIT	3,118,519	35.55	3,452,280	38.61

Selling, general and administrative expenses	1,952,408	22.26	1,880,505	21.03
Pre-opening expenses	13,948	0.16	12,545	0.14

INCOME FROM OPERATIONS	1,152,163	13.14	1,559,230	17.44

Interest expense	77,267	0.88	40,971	0.46
Other expense (income)	11,559	0.13	(15,893)	(0.18)

INCOME BEFORE INCOME TAXES	1,063,337	12.12	1,534,152	17.16

Provision for income taxes	255,820	2.92	360,374	4.03

NET INCOME	$807,517	9.21%	$1,173,778	13.13%

EARNINGS PER COMMON SHARE:
Basic	$10.55		$13.93
Diluted	$8.17		$10.70

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$807,517		$1,173,778
Diluted	$832,190		$1,173,778

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	76,527		84,266
Diluted	101,900		109,648

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	October 29, 2022	October 30, 2021	January 29, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,437,997	$1,372,892	$2,643,205
Accounts receivable, net	87,191	89,479	68,263
Income taxes receivable	4,082	683	1,978
Inventories, net	3,361,057	2,490,438	2,297,609
Prepaid expenses and other current assets	96,135	92,673	95,601
Total current assets	4,986,462	4,046,165	5,106,656

Property and equipment, net	1,342,786	1,314,567	1,319,681
Operating lease assets	2,025,149	2,070,135	2,044,819
Intangible assets, net	84,946	87,195	86,767
Goodwill	245,857	245,857	245,857
Deferred income taxes	58,945	42,862	35,024
Other assets	212,455	192,498	202,872
TOTAL ASSETS	$8,956,600	$7,999,279	$9,041,676

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,473,424	$1,399,716	$1,281,322
Accrued expenses	500,246	522,010	620,143
Operating lease liabilities	487,119	478,674	480,318
Income taxes payable	32,664	28,430	13,464
Deferred revenue and other liabilities	268,677	239,472	317,433
Total current liabilities	2,762,130	2,668,302	2,712,680
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Senior Notes	1,482,110	—	1,481,443
Convertible Senior Notes	152,006	441,186	449,287
Long-term operating lease liabilities	2,026,774	2,135,515	2,099,146
Other long-term liabilities	156,408	223,459	197,534
Total long-term liabilities	3,817,298	2,800,160	4,227,410
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	570	586	520
Class B common stock	236	237	236
Additional paid-in capital	1,399,694	1,476,701	1,488,834
Retained earnings	4,682,663	3,647,621	3,956,602
Accumulated other comprehensive (loss) income	(362)	9	(82)
Treasury stock, at cost	(3,705,629)	(2,594,337)	(3,344,524)
Total stockholders' equity	2,377,172	2,530,817	2,101,586
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,956,600	$7,999,279	$9,041,676

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	39 Weeks Ended
	October 29, 2022	October 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$807,517	$1,173,778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	250,522	237,666
Amortization of deferred financing fees and debt discount	3,558	22,693
Deferred income taxes	5,344	8,613
Stock-based compensation	37,579	39,380
Other, net	15,879	—
Changes in assets and liabilities:
Accounts receivable	(36,699)	(20,655)
Inventories	(1,063,448)	(536,870)
Prepaid expenses and other assets	(936)	(7,995)
Accounts payable	178,633	194,084
Accrued expenses	(94,177)	(13,918)
Income taxes payable / receivable	19,023	(6,854)
Construction allowances provided by landlords	36,100	27,677
Deferred revenue and other liabilities	(58,613)	(30,219)
Operating lease assets and liabilities	(64,663)	(80,734)
Net cash provided by operating activities	35,619	1,006,646
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(274,307)	(231,087)
Proceeds from sale of other assets	14,261	9,671
Deposits and other investing activities	(32,885)	(19,130)
Net cash used in investing activities	(292,931)	(240,546)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal paid in connection with exchange of Convertible Senior Notes	(420,558)	—
Payments on finance lease obligations	(548)	(553)
Proceeds from exercise of stock options	19,953	24,930
Minimum tax withholding requirements	(43,227)	(29,893)
Cash paid for treasury stock	(392,882)	(426,111)
Cash dividends paid to stockholders	(123,823)	(567,245)
Increase (decrease) in bank overdraft	13,469	(52,461)
Net cash used in financing activities	(947,616)	(1,051,333)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(280)	58
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,205,208)	(285,175)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,643,205	1,658,067
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,437,997	$1,372,892

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(in thousands, except per share amounts)

	13 Weeks Ended October 29, 2022

	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$228,456	$8,472	$236,928	96,681	$2.45
% of Net Sales	7.72%	0.29%	8.01%
Convertible Senior Notes (1)	—	(8,472)	(8,472)	(8,825)
Non-GAAP Basis	$228,456	$—	$228,456	87,856	$2.60
% of Net Sales	7.72%	—%	7.72%
(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by the if-converted method. Due to the Company’s intent to settle the Convertible Senior Notes' principal in cash and the shares the Company expects to receive under its convertible bond hedge, which is designed to offset dilution, the Company does not expect the Convertible Senior Notes will have a dilutive effect upon conversion. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction upon future conversion.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.

	39 Weeks Ended October 29, 2022

	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$807,517	$24,673	$832,190	101,900	$8.17
% of Net Sales	9.21%	0.28%	9.49%
Convertible Senior Notes (1)	—	(24,673)	(24,673)	(13,262)
Non-GAAP Basis	$807,517	$—	$807,517	88,638	$9.11
% of Net Sales	9.21%	—%	9.21%

(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by the if-converted method. Due to the Company’s intent to settle the Convertible Senior Notes' principal in cash and the shares the Company expects to receive under its convertible bond hedge, which is designed to offset dilution, the Company does not expect the Convertible Senior Notes will have a dilutive effect upon conversion. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction upon future conversion.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.

	13 Weeks Ended October 30, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$419,868	$13,789	$407,827	$316,513	113,664	$2.78
% of Net Sales	15.28%	0.50%	14.84%	11.52%
Convertible Senior Notes (1)	—	(7,731)	7,731	5,720	(12,794)
Non-GAAP Basis	$419,868	$6,058	$415,558	$322,233	100,870	$3.19
% of Net Sales	15.28%	0.22%	15.12%	11.73%
(1)Amortization of the non-cash debt discount on the Company's Convertible Senior Notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

	39 Weeks Ended October 30, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$1,559,230	$40,971	$1,534,152	$1,173,778	109,648	$10.70
% of Net Sales	17.44%	0.46%	17.16%	13.13%
Convertible Senior Notes (1)	—	(22,693)	22,693	16,793	(10,896)
Non-GAAP Basis	$1,559,230	$18,278	$1,556,845	$1,190,571	98,752	$12.06
% of Net Sales	17.44%	0.20%	17.41%	13.32%
(1)Amortization of the non-cash debt discount on the Company's Convertible Senior Notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

	13 Weeks Ended November 2, 2019

	Selling, general and administrative expenses	Income from operations	Gain on sale of subsidiaries	Income before income taxes	Net income (4)	Earnings per diluted share
GAAP Basis	$531,704	$45,625	$(33,779)	$77,146	$57,584	$0.66
% of Net Sales	27.10%	2.33%	(1.72)%	3.93%	2.93%
Gain on sale of subsidiaries (1)	—	—	33,779	(33,779)	(24,996)
Hunt restructuring charges (2)	(8,938)	8,938	—	8,938	6,614
Non-cash asset impairment (3)	(7,630)	7,630	—	7,630	5,646
Non-GAAP Basis	$515,136	$62,193	$—	$59,935	$44,848	$0.52
% of Net Sales	26.25%	3.17%	—%	3.05%	2.29%
(1)Gain on sale of Blue Sombrero and Affinity Sports subsidiaries.
(2)Charge related to the Company's exit from eight Field & Stream stores, which were subleased to Sportsman’s Warehouse.
(3)Non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value.
(4)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	October 29, 2022	October 30, 2021
Gross capital expenditures	$(274,307)	$(231,087)
Construction allowances provided by landlords	36,100	27,677
Net capital expenditures	$(238,207)	$(203,410)

Reconciliation of Non-GAAP Earnings Per Diluted Share Guidance
(in millions, except per share amounts)

	52 Weeks Ended January 28, 2023
	Low End					High End
	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$1,015	$26	$1,041	99	$10.50	$1,070	$26	$1,096	99	$11.10
Convertible Senior Notes (1)	—	(26)	(26)	(11)		—	(26)	(26)	(11)
Non-GAAP Basis	$1,015	$—	$1,015	88	$11.50	$1,070	$—	$1,070	88	$12.10

(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by the if-converted method. Due to the Company’s intent to settle the Convertible Senior Notes' principal in cash and the shares the Company expects to receive under its convertible bond hedge, which is designed to offset dilution, the Company does not expect the Convertible Senior Notes will have a dilutive effect upon conversion. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction upon future conversion.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.